Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS FOURTH QUARTER RESULTS

ANNAPOLIS, MD, February 9, 2011 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter and year ended December 31, 2010.

CONSOLIDATED FINANCIAL RESULTS

For the fourth quarter 2010, the Company reported total revenue of $21.8 million, net loss available to common shareholders of $(1.5) million, and net loss per diluted share of $(0.09). Funds from operations (FFO) available to common shareholders were $0.7 million, or $0.04 per diluted share, and Adjusted FFO available to common shareholders was $3.0 million, or $0.18 per diluted share. Net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA) was $1.3 million and Adjusted Corporate EBITDA was $3.6 million.

For the year ended December 31, 2010, the Company reported total revenue of $54.2 million, net loss available to common shareholders of $(0.8) million, and net loss per diluted share of $(0.07). FFO available to common shareholders was $4.0 million, or $0.36 per diluted share, and Adjusted FFO available to common shareholders was $8.0 million, or $0.72 per diluted share. Corporate EBITDA was $5.8 million and Adjusted Corporate EBITDA was $9.8 million.

“We are very pleased with our accomplishments since going public in January 2010,” said James L. Francis, Chesapeake’s President and Chief Executive Officer. “Over the last 12 months, we’ve raised approximately $310 million of equity, invested or committed approximately $456 million in high-quality hotel properties with solid going-in yields and requiring limited owner-funded capital, obtained a $150 million revolving credit facility with a syndicate of banks that will provide financing flexibility as we continue to grow our hotel portfolio, and began paying a strong quarterly dividend to our shareholders.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

FFO, Adjusted FFO, Corporate EBITDA and Adjusted Corporate EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

ACQUISITION ACTIVITY

On December 15, 2010, the Company acquired the 360-room Le Meridien San Francisco in San Francisco, California for approximately $143.0 million. The Company funded the acquisition with a $60 million term loan secured by the hotel, a $45 million borrowing under its revolving credit facility, and remaining proceeds from its October 2010 equity offering. The Company entered into an agreement with a subsidiary of HEI Hotels and Resorts, the hotel’s previous operator, to manage the hotel under the Le Meridien flag.

With respect to the previously announced definitive agreement to acquire the 195-room Homewood Suites Seattle Convention Center located in Seattle, Washington for a purchase price of $53 million, the Company continues to work with the loan servicer on the assumption of the approximate $27.6 million CMBS loan encumbering the hotel. The Company expects that the closing of the acquisition will occur within the next 60 days and it will fund the cash required at closing by borrowing under its revolving credit facility.

BALANCE SHEET / LIQUIDITY

For the year ended December 31, 2010, the Company generated $12.2 million of cash flows from operating activities, used $411.2 million in net investing activities, including $404.2 million to

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

acquire its first five hotel properties, and obtained $409.5 million from net financing activities, including $310.0 million from the sale of common shares and $105.0 million from secured borrowings.

As of December 31, 2010, the Company had $10.6 million of cash and cash equivalents. Total assets were $425.3 million, including $400.6 million of real estate, long-term debt was $105.0 million, and shareholders’ equity was $305.3 million.

DIVIDENDS

On October 15, 2010, the Company paid its initial dividend of $0.20 per common share to its common shareholders of record as of September 30, 2010. On December 16, 2010, the Company declared a dividend in the amount of $0.20 per share payable to its common shareholders of record as of December 31, 2010. The dividend was paid on January 14, 2011.

SUBSEQUENT EVENT

On January 21, 2011, the Company amended its credit agreement providing for a secured revolving credit facility with a syndicate of banks. The amended credit agreement increases the maximum amount that the Company may borrow from $115.0 million to $150.0 million, and also provides for the possibility of further future increases, up to a maximum of $200.0 million, in accordance with the terms of the amended credit agreement. After the funding of the previously announced acquisition of the Homewood Suites Seattle Convention Center, the Company will have approximately $75 million of remaining investment capacity.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

2011 OUTLOOK

Based on the operating trends and fundamentals of the Company’s current five-hotel portfolio and the Homewood Suites Seattle Convention Center acquisition that is expected to close within the next 60 days, the Company estimates these assets will produce the following results for 2011:

•	Year-over-year increase in RevPAR will range from 8.0% to 10.0%; and

•	Hotel EBITDA will range from $39.0 million to $41.0 million.

“We believe 2011 will be another exciting year for us as we continue to build upon the achievements from 2010,” said James L. Francis, Chesapeake’s President and Chief Executive Officer. “We’ve put in place a solid platform to take advantage of improving hotel industry fundamentals and an active investment market. Given the strong Hotel EBITDA yields we are forecasting for 2011, we expect to continue paying a meaningful quarterly dividend to shareholders.”

NON-GAAP FINANCIAL MEASURES

The Company reports the following five non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, and (5) Hotel EBITDA. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO – The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, gains (losses)

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Company believes that FFO provides investors a useful financial measure to evaluate the Company’s operating performance.

Adjusted FFO – The Company further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Company adjusts for hotel property acquisition costs and non-cash amortization of intangible assets. The Company believes that Adjusted FFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Company believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Company’s operating performance, excluding the impact of the Company’s capital structure (primarily interest expense) and the Company’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Company further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Company adjusts for hotel property acquisition costs and non-cash amortization of intangible assets. The Company believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Company believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Company’s hotel operating performance.

CONFERENCE CALL

The Company will host a conference call on Thursday, February 10, 2011 at 10:00 a.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 38183517. A simultaneous webcast of the call will be available on the Company’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on February 17, 2011. To access the replay, dial (800) 642-1687 (U.S./Canadian callers) or (706) 645-9291 (International callers). The conference call ID is 38183517. A webcast replay and transcript of the conference call will be archived and available on the Company’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service and extended-stay hotels in urban settings or unique locations in the United States. The Company owns five hotel properties with an aggregate of 1,629 rooms in two states. Additional information can be found on the Company’s website at www.chesapeakelodgingtrust.com.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to the Company’s expectations regarding its dividend-paying ability and its future operating results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to complete acquisitions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 9, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	000,000	000,000
	December 31,
	2010	2009

ASSETS
Property and equipment, net	$364,940	$—
Intangible asset, net	35,694	—
Cash and cash equivalents	10,551	23
Restricted cash	2,588	—
Accounts receivable, net	4,186	—
Prepaid expenses and other assets	4,606	412
Deferred financing costs, net	2,743	—

Total assets	$425,308	$435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$105,000	$—
Accounts payable and accrued expenses	11,373	185
Dividends payable	3,679	—
Related-party loan	—	249

Total liabilities	120,052	434

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 18,435,670 shares and 100,000 shares issued and outstanding, respectively	184	1
Additional paid-in capital	311,303	—
Cumulative dividends in excess of net income	(6,231)	—

Total shareholders’ equity	305,256	1

Total liabilities and shareholders’ equity	$425,308	$435

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31, 2010	Year Ended December 31, 2010
	(unaudited)

REVENUE
Rooms	$14,365	$38,530
Food and beverage	6,659	13,758
Other	742	1,906

Total revenue	21,766	54,194

EXPENSES
Hotel operating expenses:
Rooms	3,706	9,104
Food and beverage	4,332	9,414
Other direct	422	1,053
Indirect	7,299	17,770

Total hotel operating expenses	15,759	37,341
Depreciation and amortization	2,241	4,793
Intangible asset amortization	130	411
Corporate general and administrative:
Share-based compensation	429	1,689
Hotel property acquisition costs	2,149	3,597
Other	2,000	5,396

Total operating expenses	22,708	53,227

Operating income (loss)	(942)	967

Interest income	24	120
Interest expense	(1,012)	(2,344)

Loss before income taxes	(1,930)	(1,257)

Income tax benefit	458	583

Net loss	$(1,472)	$(674)

EARNINGS PER SHARE:

Net loss	$(1,472)	$(674)
Less: Dividends declared on unvested time-based awards	(43)	(85)
Less: Undistributed earnings allocated to unvested time-based awards	—	—

Net loss available to common shareholders	$(1,515)	$(759)

Net loss per common share - basic and diluted	$(0.09)	$(0.07)

Weighted-average number of common shares outstanding - basic and diluted	16,999,861	11,236,120

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Year Ended December 31, 2010

Cash flows from operating activities:
Net loss	$(674)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,793
Intangible asset amortization	411
Deferred financing costs amortization	641
Share-based compensation	1,689
Changes in assets and liabilities:
Accounts receivable, net	(1,531)
Prepaid expenses and other assets	(909)
Accounts payable and accrued expenses	7,779

Net cash provided by operating activities	12,199

Cash flows from investing activities:
Acquisition of hotel properties, net of cash acquired	(404,197)
Deposit on hotel property acquisition	(2,000)
Improvements and additions to hotel properties	(2,414)
Change in restricted cash	(2,588)

Net cash used in investing activities	(411,199)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	312,158
Payment of offering costs related to sale of common shares	(2,134)
Net borrowings from revolving credit facility	45,000
Proceeds from term loan	60,000
Payment of deferred financing costs	(3,384)
Payment of dividends to common shareholders	(1,862)
Repurchase of common shares	(1)
Repayment of related-party loan	(249)

Net cash provided by financing activities	409,528

Net increase in cash	10,528
Cash and cash equivalents, beginning of period	23

Cash and cash equivalents, end of period	$10,551

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net loss available to common shareholders to FFO and Adjusted FFO available to common shareholders for the three months and year ended December 31, 2010:

	Three Months Ended December 31, 2010	Year Ended December 31, 2010
Net loss available to common shareholders	$(1,515)	$(759)
Add: Depreciation and amortization	2,241	4,793

FFO available to common shareholders	726	4,034

Add: Hotel property acquisition costs	2,149	3,597
Intangible asset amortization	130	411

Adjusted FFO available to common shareholders	$3,005	$8,042

FFO per common share - basic and diluted	$0.04	$0.36

Adjusted FFO per common share - basic and diluted	$0.18	$0.72

The following table reconciles net loss to Corporate EBITDA and Adjusted Corporate EBITDA for the three months and year ended December 31, 2010:

	Three Months Ended December 31, 2010	Year Ended December 31, 2010
Net loss	$(1,472)	$(674)
Add: Depreciation and amortization	2,241	4,793
Interest expense	1,012	2,344
Less: Interest income	(24)	(120)
Income tax benefit	(458)	(583)

Corporate EBITDA	1,299	5,760

Add: Hotel property acquisition costs	2,149	3,597
Intangible asset amortization	130	411

Adjusted Corporate EBITDA	$3,578	$9,768

The following table calculates forecasted Hotel EBITDA for 2011:

	2011
	Low	High

Total revenue	$124,315	$126,714
Less: Total hotel operating expenses	85,305	85,684

Hotel EBITDA	$39,010	$41,030